UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): September 9, 2016

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2016, Jeffrey M. Favret tendered his resignation as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Gulf Island Fabrication, Inc. (the “Company”) effective immediately. Mr. Favret’s resignation was due to personal reasons and not as a result of any disagreement with the Company regarding the Company’s operations or practices. Mr. Favret has agreed to remain with the Company in the capacity of Manager- Strategic Alternatives and Initiatives.  The Company is actively searching for a candidate to succeed Mr. Favret in his former role as Chief Financial Officer, Secretary and Treasurer. In the interim, Kirk J. Meche, our President and Chief Executive Officer, will assume the role of interim Chief Financial Officer, Secretary and Treasurer of the Company. Information concerning Mr. Meche required by this Item 5.02 of Form 8-K is contained in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2016 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President, Chief Executive Officer and Interim Chief
Financial Officer, Treasurer and Secretary

Dated:	September 9, 2016